UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2009

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue
Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective August 3, 2009, Perry Ellis International, Inc. (the “Company”) entered into a severance agreement and general release with Mr. Paul Rosengard pursuant to which Mr. Rosengard’s employment as the Company’s Group President, Perry Ellis and Premium Brands was terminated. In accordance with the severance agreement and in exchange for releasing the Company of all claims, Mr. Rosengard received $262,500. The severance agreement also provided that the employment agreement dated October 30, 2007 between the Company and Mr. Rosengard would be terminated, except for the provisions prohibiting Mr. Rosengard from (i) entering in to any employment or other agency relationship with certain of the Company’s competitors for a period of six months following his separation; (ii) directly or indirectly, without the Company’s express written permission, for a period of 12 months after his separation from the Company, employing anyone who is a consultant or employee of the Company at the time of his separation from the Company or who was a consultant or employee during the six-month period prior to his separation from the Company; and (iii) disclosing or utilizing any trade secrets, confidential information, or other proprietary information acquired during the course of his service with the Company and/or its related business entities, which provisions will remain in full force and effect.

The foregoing description is subject to the complete terms of the severance agreement, which is filed as Exhibit 10.1 to this Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

See item 1.01 above with respect to Mr. Paul Rosengard’s termination as the Company’s Group President, Perry Ellis and Premium Brands.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.
	10.1	Severance Agreement and General Release by and between Perry Ellis International, Inc. and Paul Rosengard
	99.1	Press Release dated August 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: August 5, 2009	By:	/s/ Cory Shade
Cory Shade, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Agreement and General Release by and between Perry Ellis International, Inc. and Paul Rosengard
99.1	Press Release dated August 5, 2009